UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2010

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On June 8, 2010, Middlesex Water Company (the “Company”) entered into an Underwriting Agreement with Janney Montgomery Scott LLC on behalf of itself and Edward D. Jones & Co., L.P. (the “Underwriters”), which provides for the issuance and sale by the Company (the “Offering”) and the purchase by the Underwriters of 1,700,000 shares (the “Firm Shares”) of the Company’s common stock, no par value.  The Company also granted to the Underwriters an option to purchase up to 255,000 additional shares of its common stock (collectively with the Firm Shares, the “Shares”), to cover over-allotments, if any.  The sale of the Firm Shares will result in net proceeds to the Company, after underwriting commissions and offering expenses, of approximately $24.6 million.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.  A copy of the opinion of Norris, McLaughlin & Marcus, P.A. relating to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On June 9, 2010, the Company issued a press release announcing the sale of the Firm Shares pursuant to the Underwriting Agreement.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 8, 2010, among the Registrant and the underwriters named in Schedule I thereto.

5.1	Opinion of Norris, McLaughlin & Marcus, P.A. as to the validity of the shares of Common Stock.

99.1	Press Release dated June 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

By:	/s/ Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    June 9, 2010